UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 14, 2009
Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 17, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further amendment (the “Sixteenth Amendment”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). Prior to entering into the Sixteenth Amendment, Delphi entered into three earlier amendments to the Accommodation Agreement (the “Thirteenth Amendment”) on July 14, 2009, (the “Fourteenth Amendment”) on July 15, 2009, and (the “Fifteenth Amendment”) on July 15, 2009. The combined effect of the Thirteenth, Fourteenth, Fifteenth and Sixteenth Amendments is to extend the term of the Accommodation Agreement to 10:00 p.m. (Eastern time) on July 21, 2009 as well as the time to satisfy certain covenants as set forth more fully below. The following description of the Thirteenth, Fourteenth, Fifteenth and Sixteenth Amendments is qualified in its entirety by the text of each such amendment, copies of which are filed as Exhibits 99(a), 99(b), 99(c) and 99(d), respectively, to this report and incorporated by reference herein. A description of the material terms of the Accommodation Agreement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit, April 23, 2009, May 8, 2009, June 2, 2009, June 9, 2009, June 18, 2009, June 22, 2009, June 24, 2009, July 1, 2009, July 8, 2009, and July 13, 2009 (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
Pursuant to the Accommodation Agreement, as in effect through the Twelfth Amendment (the “Prior Accommodation Agreement”), the lenders agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until July 14, 2009, subject to the continued satisfaction by Delphi of a number of covenants and conditions, and as described in more detail below, the Thirteenth Amendment extended that date to July 15, 2009 at 4:00 p.m. (Eastern time), the Fourteenth Amendment further extended that date to July 15, 2009 at 11:00 p.m. (Eastern time), the Fifteenth Amendment further extended that date to July 17, 2009 at 11:59 p.m. (Eastern time), and the Sixteenth Amendment further extends that date until 10:00 p.m. (Eastern Time) on July 21, 2009. There currently remains approximately $230 million outstanding under the Tranche A Facility, $311 million outstanding under the Tranche B Term Loan and $2.75 billion outstanding under the Tranche C Term Loan under the Amended and Restated DIP Credit Facility. The Prior Accommodation Agreement contained certain milestone dates, which if not met required Delphi to apply the $47 million currently held as cash collateral to pay down a portion of the Tranche A Facility and Tranche B Term Loan extended under the Amended and Restated DIP Credit Facility (the “Repayment Obligation”) and may have resulted in an event of default and termination of the accommodation period. One such milestone in the Prior Accommodation Agreement was that on or before July 13, 2009, Delphi was required to deliver to the agent under the Amended and Restated DIP Credit Facility a term sheet setting forth the terms of a global resolution of matters relating to General Motors Corporation’s (“GM”) contributions to the resolution of Delphi’s chapter 11 cases, including without limitation, all material transactions between Delphi and GM relevant to such resolution, which has been agreed to by GM and the United States Treasury (the “Term Sheet”). The failure to deliver the Term Sheet on or prior to July 13, 2009 triggered the Repayment Obligation, and absent effectiveness of the Thirteenth Amendment, a failure by Delphi to satisfy the Repayment Obligation on July 14, 2009, would have been an event of default under the Prior Accommodation Agreement (and absent a cure of such default, would have resulted in a termination of the accommodation period). In addition, absent effectiveness of the Thirteenth Amendment, had a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement not notified Delphi that the Term Sheet was satisfactory on or before July 14, 2009, the accommodation period would have terminated on July 15, 2009. The Thirteenth and Fourteenth Amendments extended the date by which the failure to deliver a satisfactory term sheet notice would trigger the Repayment Obligation to July 15, 2009 and the Fifteenth Amendment further extended the date by which the Repayment Obligation would be triggered to July 17, 2009. Under both the Thirteenth and Fourteenth Amendments, the termination date for the accommodation period was extended to July 16, 2009 and under the Fifteenth Amendment such termination date was further extended to July 18, 2009. In addition, the Thirteenth and Fourteenth Amendments postponed until July 15, 2009 and the Fifteenth Amendment postponed until July 17, 2009 the date by which interest payments with respect to the Tranche C Term Loan must be paid; which payments, in accordance with the terms of the Accommodation Agreement, are to be applied ratably to repayments of principal amounts outstanding under the Tranche A Facility and the Tranche B Term Loan.
Delphi did not deliver a Term Sheet and hence did not receive a satisfactory term sheet notice by July 16, 2009. Accordingly, the Repayment Obligation was triggered July 17, 2009. Absent effectiveness of the Sixteenth Amendment, the failure to satisfy the Repayment Obligation would have been an event of default and absent a cure of such default, would have resulted in a termination of the accommodation period. In addition, absent effectiveness of the Sixteenth Amendment, had a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of lenders who signed the Accommodation Agreement not notified Delphi that the Term Sheet was satisfactory on or before

July 17, 2009, the accommodation period would have terminated on July 18, 2009. Pursuant to the Sixteenth Amendment, the Repayment Obligation will be triggered on July 21, 2009 unless on or prior to July 20, 2009 a satisfactory term sheet notice has been received. The accommodation period under the Accommodation Agreement will terminate on July 22, 2009, in the event that a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement have not notified Delphi that the Term Sheet is satisfactory on or before July 21, 2009. In addition, the Sixteenth Amendment postpones until July 21, 2009 the date by which interest payments with respect to the Tranche C Term Loan must be paid; which payments, in accordance with the terms of the Accommodation Agreement, are to be applied ratably to repayments of principal amounts outstanding under the Tranche A Facility and the Tranche B Term Loan. Finally, the Fifteenth Amendment provided that the requisite majority of lenders under the Amended and Restated DIP Credit Facility have 40 business days (modified from 35 business days) to notify Delphi that the modified plan of reorganization filed on June 1, 2009 is not satisfactory; and this provision is unchanged by the Sixteenth Amendment.
The remaining provisions in the Accommodation Agreement are materially unchanged. For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and including the ability to access certain cash collateral accounts, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, and the Original Forms 8-K.
Although Delphi is currently in compliance with the terms of the Accommodation Agreement (after giving effect to the Sixteenth Amendment), Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors including Delphi remaining in compliance with the provisions of the amended interim liquidity support agreement with GM and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms.
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04. The failure to deliver the Term Sheet on or prior to July 14, 2009 triggered a Repayment Obligation and absent effectiveness of the Thirteenth and Fourteenth Amendments, a failure by Delphi to satisfy the Repayment Obligation on July 14, 2009 would have been an event of default under the Accommodation Agreement and could have resulted in a termination of the accommodation period. Similarly, the failure to deliver the Term Sheet on or prior to July 15, 2009 triggered a Repayment Obligation and absent effectiveness of the Fifteenth Amendment, a failure by Delphi to satisfy the Repayment Obligation on July 16, 2009 would have been an event of default under the Accommodation Agreement and could have resulted in a termination of the accommodation period. Lastly, the failure to deliver the Term Sheet on or prior to July 16, 2009 triggered a Repayment Obligation and absent effectiveness of the Sixteenth Amendment, a failure by Delphi to satisfy the Repayment Obligation on July 17, 2009 would have been an event of default under the Accommodation Agreement and could have resulted in a termination of the accommodation period. See the terms of the Thirteenth, Fourteenth, Fifteenth and Sixteenth Amendments described in Item 1.01 of this Current Report on Form 8-K.
ITEM 8.01 OTHER EVENTS
As previously reported, on June 1, 2009 Delphi filed modifications to its previously confirmed plan of reorganization with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which outlined its plans to effect its emergence from chapter 11 reorganization through either a modified reorganization plan or sale under Section 363 of the United States Bankruptcy Code. The final approval hearing on the emergence transactions has been scheduled by the Bankruptcy Court for July 23, 2009. On July 10, 2009, Delphi announced that the deadline for submission by qualified bidders of potential alternative transactions to the transaction announced on June 1, 2009 with Parnassus Holdings, LLC, an affiliate of Platinum Equity LLC, and GM Components Holdings, LLC, an affiliate of General Motors Corporation (“GM”), as set forth in a Master Disposition Agreement, as revised and amended, had passed without the submission of any potential alternative transactions from any of the three third-party bidders qualified under supplemental procedures previously approved by the Bankruptcy Court.
While no alternative transactions were submitted to Delphi, the Company did receive notice from JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Amended and Restated DIP Credit Facility (the “Administrative Agent”), that as Administrative Agent it may submit a credit bid in accordance with the Modification Procedures Order, the Supplemental Modification Procedures Order and the Second Supplemental Modification Procedures Order previously entered by the Bankruptcy Court (the “Procedures Orders”). The Administrative Agent informed Delphi that the notice was delivered to the Company at the direction of the lenders constituting the Required Lenders under and as defined in the

Amended and Restated DIP Credit Facility. On July 16, 2009, the Administrative Agent subsequently delivered a pure credit bid support letter to the Company as required by the Procedures Orders. Accordingly, Delphi will conduct an auction on July 21, 2009 between the parties to the Master Disposition Agreement and the Administrative Agent and comply with post-auction procedures all as provided for in the Procedures Orders. In addition, in order to preserve the ability to exercise all rights and remedies the lenders may have under the Amended and Restated DIP Credit Facility in the event of a default or expiration of the Accommodation Agreement prior to the final approval hearing on the Company’s emergence transactions, the Administrative Agent at the direction of the Required Lenders delivered notice of an intent to exercise remedies under the Amended and Restated DIP Credit Facility on July 15, 2009 so as to start the five business day notice requirement before being able to exercise such remedies. The notice states that the Administrative Agent acting at the request of the Required Lenders may (but shall not be required by the terms of the notice) exercise certain remedies as set forth in the Amended and Restated DIP Credit Facility. To date, no such actions have been taken and as noted above, the Company is currently in compliance with the terms of the Accommodation Agreement after giving effect to the Sixteenth Amendment.
Delphi expects to make a further public announcement on or about July 21, 2009 regarding the outcome of the auction process. Delphi remains committed to achieving a consensual resolution of its chapter 11 cases for the benefit of all its stakeholders.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of its liquidity support agreements with GM, its debtor-in-possession financing facility and the related accommodation agreement, and to obtain an extension of term or other amendments as necessary to maintain access to such liquidity support agreements and facility; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, including final approval to further modify the Plan which was confirmed by the Bankruptcy Court on January 25, 2008, to confirm such further modified plan or any other subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its Plan as filed with the Bankruptcy Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the United States Securities and Exchange Commission, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description
99 (a)	Thirteenth Amendment to the Accommodation Agreement, dated as of July 14, 2009
99 (b)	Fourteenth Amendment to the Accommodation Agreement, dated as of July 15, 2009
99 (c)	Fifteenth Amendment to the Accommodation Agreement, dated as of July 15, 2009
99 (d)	Sixteenth Amendment to the Accommodation Agreement, dated as of July 17, 2009
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: July 20, 2009
By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Financial Officer